EXHIBIT 99.2

Consent of Director of Sound Point Acquisition Corp I, Ltd

I hereby consent to being identified as a director in the Registration Statement on Form S-1 of Sound Point Acquisition Corp I, Ltd and all pre- and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Winifred Park
Name: Winifred Park

Date: January 26, 2022